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                                                                     EXHIBIT 4.3


                        [FORM OF SUBORDINATED DEBENTURE]

[KEEP IF THIS BECOMES A GLOBAL DEBENTURE.] [THIS SUBORDINATED DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS SUBORDINATED DEBENTURE IS EXCHANGEABLE FOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SUBORDINATED DEBENTURE (OTHER THAN A TRANSFER OF THIS SUBORDINATED DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SUBORDINATED DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Registered No. SD-001                            Principal Amount $373,711,350

CUSIP No. 427 058 AT3

                              HERCULES INCORPORATED

                  9.42% JUNIOR SUBORDINATED DEFERRABLE INTEREST
                               DEBENTURES DUE 2029

         HERCULES INCORPORATED, a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee for Hercules Trust I or registered assigns, the principal sum of Three Hundred Seventy-Three Million Seven Hundred Eleven Thousand Three Hundred Fifty Dollars ($373,711,350) on March 31, 2029 (the "Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the interest rate per annum of 9.42% (the "Interest Rate"), quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on June 30, 1999, to the Holder of this Subordinated Debenture as of the
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close of business on the Regular Record Date (as hereinafter defined), with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

                  Interest payments for this Subordinated Debenture will be computed on the basis of a 360-day year of twelve 30-day months. The interest payable for any partial period will be computed on the basis of the actual number of days elapsed in such period. Interest payable on this Subordinated Debenture on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, March 17, 1999, to but excluding such Interest Payment Date. If any Interest Payment Date or the Redemption Date (as hereinafter defined) or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of principal and interest with respect to such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be. However, if the next Business Day in respect of an Interest Payment Date is in the next calendar year, the required payment of interest will be made on the immediately preceding Business Day. "Business Day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Subordinated Debenture is registered in the Register as of the close of business on the "Regular Record Date" for such interest payment, which shall be the date one (1) Business Day preceding the Interest Payment Date, whether or not a Business Day, if this Subordinated Debenture is held by the Property Trustee or if this Subordinated Debenture is in book-entry only form. Notwithstanding the foregoing sentence, if the Preferred Securities of the Trust are no longer in book-entry only form or if this Subordinated Debenture is no longer held by the Property Trustee under the Trust or in book-entry only form, such Regular Record Date shall be the close of business on the 15th day of the calendar month in which such Interest Payment Date occurs, whether or not a Business Day.

                  Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (a) be paid to the Person in whose name this Subordinated Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of the Subordinated Debentures not less than 10 days prior to such Special Record Date, or (b) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.


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                  The principal of this Subordinated Debenture payable on the
Maturity Date or the Redemption Date will be paid against presentation of this Subordinated Debenture at the Capital Markets Fiduciary Services office of the Trustee maintained for that purpose in Philadelphia, Pennsylvania in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of interest on an Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register; provided, however, that the Holder of this Subordinated Debenture shall be entitled to receive payments of interest on this Subordinated Debenture by wire transfer of immediately available funds if the Holder owns at least $10,000,000 aggregate principal amount of the Subordinated Debentures and if appropriate wire transfer instructions have been received in writing by the Trustee not less than l5 days prior to the applicable Interest Payment Date; and provided, further, that so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  This Subordinated Debenture is one of the duly authorized securities (collectively, the "Debentures") of the Company to be issued under Junior Subordinated Debentures Indenture between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustee thereunder), dated as of March 17, 1999 (the "Indenture," which term, for the purpose of this Subordinated Debenture shall include the Officers' Certificate dated March 17, 1999, delivered pursuant to Section 2.01 of the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered. This Subordinated Debenture is one of the duly authorized series of Debentures designated as "9.42% Junior Subordinated Deferrable Interest Debentures Due 2029" (collectively, the "Subordinated Debentures"), and the aggregate principal amount of Subordinated Debentures to be issued under such series is limited to $373,711,350 (except for Subordinated Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Subordinated Debentures). All


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terms used but not defined or specified in this Subordinated Debenture shall have the meanings assigned to such terms in the Indenture.

                  The Subordinated Debentures are issuable as Registered Debentures, without coupons, in denominations of $25 and any amount in excess thereof which is an integral multiple of $25.

                  (i) Optional Redemption: The Subordinated Debentures will be redeemable at the option of the Company, in whole or, on or after March 17, 2004, in part, before their maturity: (A) on one or more occasions any time on or after March 17, 2004; or (B) before March 17, 2004, upon the occurrence of a Special Event. If Hercules decides to redeem Subordinated Debentures in these circumstances, the Redemption Price of each Subordinated Debenture redeemed will be equal to 100% of the principal amount of such Subordinated Debenture plus accrued and unpaid interest on such Subordinated Debenture to the date of redemption.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Subordinated Debentures to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Subordinated Debentures or portions thereof called for redemption. If less than all of the Subordinated Debentures are to be redeemed, the Subordinated Debentures (or portions thereof) to be redeemed will be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; provided that if, at the time of redemption, the Subordinated Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Subordinated Debentures held by each owner of a beneficial interest to be redeemed in accordance with its procedures.

                  All notices of redemption shall state (a) the Redemption Date,
(b) the Redemption Price, (c) that payment of the Redemption Price of the Subordinated Debentures called for redemption will be made only upon surrender of the Subordinated Debenture to the Paying Agent, (d) if fewer than all the outstanding Subordinated Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Subordinated Debentures to be redeemed, (e) that on the Redemption Date the Redemption Price will become due and payable upon each Subordinated Debenture, or portion thereof, to be redeemed, and (f) that, unless the Company defaults in paying the Redemption Price, interest on each Subordinated Debenture, or portion thereof, called for redemption will cease to accrue on and after the Redemption Date.

                  In the event of redemption of this Subordinated Debenture in part only, a new Subordinated Debenture or Debentures of like tenor for the unredeemed portion hereof will be issued in authorized denominations in the name of the Holder hereof upon the cancellation hereof.


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                  For all purposes of this Subordinated Debenture and the
Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Subordinated Debenture shall relate, in the case that this Subordinated Debenture is redeemed or to be redeemed by the Company only in part, to that portion of the principal amount of this Subordinated Debenture that has been or is to be redeemed.

                  If an Event of Default with respect to the Subordinated Debentures shall occur and be continuing, the principal of the Subordinated Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

                  With the consent of the Holders of a majority in aggregate principal amount of the Debentures of each series adversely affected thereby at the time outstanding the Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series affected and at the time outstanding, on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debenture and of any Subordinated Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Debenture.

                  No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

                  The Company shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), provided no Event of Default has occurred and is continuing with respect to the Subordinated Debentures, and provided, further, that such Extended Interest Payment Period must end on an Interest Payment Date and may not extend beyond the Maturity Date or any Redemption Date. At the end of an Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may shorten or further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive quarterly periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may elect a new Extended Interest Payment Period.


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                  As provided in the Indenture, and subject to certain
limitations herein and therein set forth, the transfer of this Subordinated Debenture may be registered in the Register of the Company upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Subordinated Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or by its attorney duly authorized in writing and thereupon one or more new Subordinated Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations herein and therein set forth, the Subordinated Debentures are exchangeable for a like aggregate principal amount of the Subordinated Debentures of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Subordinated Debenture to be exchanged at any office or agency described below where the Subordinated Debentures may be presented for registration of transfer.

                  No service charge will be made for any registration of transfer or exchange of Subordinated Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than exchanges not involving any transfer).

                  Prior to due presentment of this Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Debenture is registered as the owner and Holder hereof for all purposes, whether or not this Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws, except that the rights, limitations of rights, obligations, duties and immunities of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, or its duly appointed authenticating agent, by the manual signature of one of its authorized signatories, this Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or reproduction of its corporate seal to be made hereon.

Dated:

                                    HERCULES INCORPORATED

[SEAL]

                                    By:_______________________________
                                        Name:
                                        Title:


Attest:

By:______________________________
   Name:
   Title:


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures issued under the Indenture described herein.

                                    THE CHASE MANHATTAN BANK,
                                        as Trustee


                                    By:______________________________
                                       Name:
                                       Title:



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                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


                  UNIF GIFT MIN ACT - -  _______________________________________
                                                   (Cust)


                              Custodian  _______________________________________
                                                   (Minor)


                                         Under Uniform Gifts to Minors Act


                                         _______________________________________
                                                   (State)

TEN COM  - - as tenants in common
TEN ENT  - - as tenants by the entireties
JT TEN   - - as joint tenants with right of survivorship and not as tenants in common

                  Additional abbreviations may also be used though not in the above list.


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                             _______________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

         _______________________________________________________________
        (Insert assignee's social security or tax identification number)

         _______________________________________________________________

         _______________________________________________________________
                    (Insert address and zip code of assignee)

the within Subordinated Debenture and all rights thereunder, and hereby and irrevocably constitutes and appoints _______________________________________
attorney to transfer this Subordinated Debenture on the books of the Company, with full power of substitution.

Date:______________________



Signature: _____________________________________________
            (Sign exactly as your name appears upon the face of the within Subordinated Debenture)


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